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                                                                   EXHIBIT 10.45

                       SECOND AMENDMENT TO LOAN AGREEMENT

        THIS SECOND AMENDMENT TO LOAN AGREEMENT is entered into as of June 6, 2000 between KENNEDY-WILSON PROPERTIES LTD., an Illinois corporation ("Borrower"), KENNEDY-WILSON, INC., a Delaware corporation ("Guarantor"), and EAST-WEST BANK, a California banking corporation ("Lender").

                                    RECITALS

        A. Borrower and Lender are parties to the Loan Agreement dated as of July 28, 1998 (the "Loan Agreement"). Debt outstanding under the Loan Agreement is evidenced by the Promissory Note dated July 28, 1998 in the principal amount of $1,000,000 made by Borrower and payable to the order of Lender (the "Note"). Payment of amounts outstanding under the Loan Agreement and the Note are guaranteed by Guarantor under the Guaranty dated as of July 28, 1998 made by Guarantor in favor of Lender (the "Guaranty"). The Loan Agreement has been amended pursuant to the First Amendment to Loan Agreement dated as of June 1, 1999 among Borrower, Lender and Guarantor.

        B. Borrower and Lender desire to extend the maturity date of the loans available under the Loan Agreement and accordingly wish to enter into this Agreement.

                                    AGREEMENT

        1. Amendments. The "Commitment Termination Date" set forth in Section
1.1 of the Loan Agreement and the maturity date set forth in Section 1.3(c) of the Loan Agreement are each extended to June 29, 2002 and June 30, 2002, respectively; provided, however, that if Guarantor fails to timely satisfy the condition set forth in Section 2(b) of the First Amendment to Loan Documents dated as of June 6, 2000 among Guarantor, as borrower, Kennedy-Wilson International, Kennedy-Wilson Properties, Ltd., K-W Properties and Lender, such dates shall be changed to June 29, 2001 and June 30, 2001, respectively.

        2. Guarantor Consent. Guarantor consents to the amendments set forth in
Section 1 above, confirms the terms of the Guaranty and agrees that the Guaranty is in full force and effect with respect to all amounts owing under the Loan Agreement, as amended, and the Note.

        3. Other Amendments. Each reference in the Loan Agreement, the Note and the Guaranty to the Loan Agreement will mean and be a reference to the Loan Agreement as amended by this Agreement.

        4. Full Force and Effect. Borrower represents that it has no rights of setoff relating to or defenses against payment of the credit extended by the
Loan Agreement and the Note, that the indebtedness owing under the Loan
Agreement and Note is payable in accordance with the terms of such documents, and, except as provided in or contemplated by this Agreement, such documents remain unmodified and in full force and effect.
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        5. Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties with respect to the subject matter of such amendments and supersedes all prior agreements and understandings with respect to such subject matter, whether oral or written.

        6. Fees and Expenses. Borrower agrees, on Lender's demand, to pay all costs and expenses incurred by Lender in connection with this Agreement.

                              KENNEDY-WILSON PROPERTIES LTD.,
                              an Illinois corporation

                              By: /s/ FREEMAN LYLE
                                 --------------------------------------

                              KENNEDY-WILSON, INC., a Delaware corporation

                              By: /s/ FREEMAN LYLE
                                 --------------------------------------


                              EAST-WEST BANK, a California banking corporation

                              By: /s/ KATHLEEN KWAN
                                 --------------------------------------
                                 Kathleen Kwan, First Vice President



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